UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 30, 2012

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35098	13-4068197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e) Compensatory Arrangements of Certain Officers

2012 Executive Bonus Plan

On April 30, 2012, the Compensation Committee of the Board of Directors (the “Committee”) of Cornerstone OnDemand, Inc. (the “Company”) established an executive compensation plan for fiscal year 2012 (the “2012 Plan”) as part of its annual review of base salaries and target incentive compensation for certain key employees, including the named executive officers shown in the table below (the “NEOs”).

Under the terms of the 2012 Plan, each of the NEOs will be entitled to receive a bonus that will vary in amount depending on the Company’s success in achieving certain performance targets with respect to revenue, non-GAAP operating cash flow, and non-GAAP net income/loss. The amount payable with respect to each metric may be greater or less depending on the extent to which the Company’s performance exceeds or falls short of the applicable target. No bonus payout for a particular performance metric will be earned unless the performance threshold for that metric is met.

The following table shows the minimum, target, and maximum bonus amounts under the 2012 Plan for each of Adam Miller, the Company’s President and Chief Executive Officer; Steven Seymour, the Company’s Executive Vice President of Strategic Accounts; Perry Wallack, the Company’s Chief Financial Officer; and Mark Goldin, the Company’s Chief Technology Officer:

	Minimum Bonus Amount(1)		Target Bonus Amount(2)		Maximum Bonus Amount(3)
Named Executive Officer	($)	% of Base Salary	($)	% of Base Salary	($)	% of Base Salary
Adam Miller	$21,250	5	$425,000	100	$637,500	150
Steven Seymour	$10,675	3.5	$213,500	70	$320,250	105
Perry Wallack	$10,325	3.5	$206,500	70	$309,750	105
Mark Goldin	$6,875	2.5	$137,500	50	$206,250	75

(1)	Represents the minimum bonus amount payable if the Company meets only its performance threshold for non-GAAP net income/loss, the metric with the lowest weighting. No bonus is payable if the Company fails to meet the performance threshold for at least one metric.
(2)	Represents the bonus amount payable if the Company achieves each performance metric at target.
(3)	Represents the maximum bonus amount payable for the Company achieving or exceeding its maximum performance targets.

Salary Increase for Mark Goldin

Effective as of April 30, 2012, the Committee increased the salary of Mark Goldin, our Chief Technology Officer, from $250,000 to $275,000. The base salaries for other NEOs were not adjusted.

Long-Term Equity Incentive Awards

Effective May 1, 2012, the Committee granted long-term equity incentive awards to the following NEOs:

Named Executive Officer	Option(1)	Restricted Stock Units(2)
Adam Miller	248,700	—
Steven Seymour	64,300	17,300
Perry Wallack	64,300	17,300

Total:	377,300	34,600

(1)	One-fourth (1/4) of the shares subject to the Option will vest on the first anniversary of May 1, 2012, and one forty-eighth (1/48) of the shares subject to the Option will vest each month thereafter, subject to the NEO continuing to be a service provider to the Company through each such date.
(2)	One-third (1/3) of the restricted stock units will vest on each of the second, third and fourth anniversaries of May 15, 2012, subject to the NEO continuing to be a service provider to the Company through each such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Adam Miller
Adam L. Miller
President and Chief Executive Officer

Date: May 4, 2012